EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Aerie Pharmaceuticals, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 7th day of May, 2015.

PARTNER FUND MANAGEMENT, L.P.		PARTNER FUND MANAGEMENT GP, LLC

By:	Partner Fund Management GP, LLC	By:	/s/ Darin Sadow
	its general partner		Darin Sadow, Authorized Signatory

By:	/s/ Darin Sadow
Darin Sadow, Authorized Signatory

PARTNER INVESTMENT MANAGEMENT, L.P.		PARTNER INVESTMENT MANAGEMENT GP, LLC

By:	Partner Investment Management GP, LLC,	By:	/s/ Darin Sadow
	its general partner		Darin Sadow, Authorized Signatory

By:	/s/ Darin Sadow
Darin Sadow, Authorized Signatory

BRIAN D. GROSSMAN		CHRISTOPHER M. JAMES

By:	/s/ Darin Sadow	By:	/s/ Darin Sadow
	Darin Sadow, attorney-in-fact		Darin Sadow, attorney-in-fact